UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 28, 2016

WageWorks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35232	94-3351864
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Park Place, 4th Floor

San Mateo, California 94403

(Address of principal executive offices, including zip code)

(650) 577-5200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 28, 2016, WageWorks, Inc. (the “Corporation”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”). As of the close of business on March 7, 2016, the record date for the Annual Meeting, 36,386,525 common shares of the Corporation were outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 34,145,838, or approximately 93.8% of the outstanding common shares entitled to vote, were represented in person or by proxy and, therefore, a quorum was present.

The stockholders of the Corporation voted on the following items at the Annual Meeting:

1.	The election of two Class I directors to hold office until the 2019 Annual Meeting of Stockholders;

2.	Advisory approval of the Corporation’s executive officer compensation; and

3.	The ratification of the appointment of KPMG LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

For more information about the foregoing proposals, see the Corporation’s definitive proxy statement filed March 18, 2016.

The results of the voting at the Annual Meeting are as follows:

1.	Election of Directors

Nominee	For	Withheld	Broker Non-Votes
Jerome D. Gramaglia	32,303,842	841,208	1.000,788
Robert L. Metzger	32,276,988	868,062	1,000,788

Based on the votes set forth above, the director nominees were duly elected.

2.	Advisory Approval of the Corporation’s Executive Officer Compensation

The proposal to receive a non-binding advisory vote on named executive officer compensation received the following votes:

For	Against	Abstain	Broker Non-Votes
32,692,344	443,932	8,774	1,000,788

Based on the votes set forth above, the stockholders advised that they were in favor of the named executive officer compensation set forth in the proxy statement.

3.	The Ratification of the Appointment of KPMG LLP as the Corporation’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2016

The proposal to ratify the appointment of KPMG LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2016 received the following votes:

For	Against	Abstain	Broker Non-Votes
34,078,206	23,046	44,586	0

Based on the votes set forth above, the appointment of KPMG LLP as the Corporation’s independent registered public accounting firm for the year ending December 31, 2016 was duly ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAGEWORKS, INC.

By:	/s/ Joseph L. Jackson
Name: Joseph L. Jackson
Title: Chief Executive Officer

Date: April 28, 2016